Exhibit 23.3

CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement of SAI.TECH Global Corporation on Amendment No.2 to Form F-1 of our report dated May 31, 2022 with respect to the consolidated financial statements of SAITECH Limited.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

July 28, 2022